Exhibit 99.1

          SOUTHSIDE BANCSHARES, INC. ANNOUNCES FIRST QUARTER EARNINGS;
                     NASDAQ NATIONAL MARKET SYMBOL - 'SBSI'

    TYLER, Texas, April 21 /PRNewswire-FirstCall/ -- B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc. (Nasdaq: SBSI), reported financial results for the first quarter ended March 31, 2005.
    Southside reported net income of $3,575,000 for the first quarter ended March 31, 2005 compared to $4,495,000 for the same period in 2004. The decrease in net income of $920,000, or 20.5%, is a direct result of a reduction in income from the sale of available for sale securities, net of tax, of $1,342,000 when comparing the first quarter ended March 31, 2005, to the same period in 2004.

    During the first quarter ended March 31, 2005, Southside had a loss on the sale of available for sale securities of $216,000, or $143,000, net of tax. The sales of securities at a loss during the first quarter 2005 allowed the Company to restructure a portion of the securities portfolio which should provide additional interest income in future quarters. This compares to a gain on the sale of available for sale securities during the first quarter ended March 31, 2004, of $1,817,000, or $1,199,000, net of tax. During the year ended December 31, 2004, 65.9% of Southside's gains on the sales of available for sale securities occurred during the first quarter ended March 31, 2004. When comparing the first quarter ended March 31, 2005 with the same period in 2004, net income, excluding losses or gains on sales of available for sale securities, reflected an increase of $422,000, or 12.8%.

    Earnings per fully diluted share were $0.30 for the first quarter ended March 31, 2005, compared to $0.37 for the same period in 2004. The loss per share attributable to the sale of securities was $0.01 for the first quarter ended March 31, 2005. Earnings per share attributable to the sale of securities were $0.10 for the quarter ended March 31, 2004.

    The annualized return on average shareholders' equity for the quarter ended March 31, 2005 was 13.81% compared to 17.25% for the same period in 2004. The annualized return on average assets was 0.88% for the quarter ended March 31, 2005, compared to 1.26% for the same period in 2004.

    Southside anticipates opening its 29th banking center during the second quarter of 2005, in Seven Points, approximately 60 miles west of Tyler. This growing lake community located southeast of Dallas should provide Southside an attractive new market area from which to expand the Company's customer base.

    Net interest income of $10.4 million for the first quarter 2005, increased $858,000, or 9.0%, over the first quarter 2004. Average total interest earning assets, the primary factor in net interest income growth, increased 16.0% from the first quarter 2004, to $1.55 billion for the first quarter 2005. This more than offset the decrease in the Company's net interest margin to 2.98% and net interest spread to 2.50% during the first quarter ended March 31, 2005, when compared to 3.17% and 2.75%, respectively, for the same period in 2004.

    Noninterest income, excluding losses and gains on sales of securities, was $5.0 million for the first quarter 2005, an increase of $318,000, or 6.8%, over the first quarter 2004. Noninterest income increased primarily due to a $244,000 special distribution received as a result of the merger of the PULSE EFT Association with Discover Financial Services.

    Noninterest expense of $10.6 million for the first quarter 2005 increased $488,000, or 4.8%, over the first quarter 2004, primarily as a result of increases in salaries and employee benefits due to higher staffing levels and salary increases.

    Provision for federal tax expense of $771,000 for the first quarter 2005, decreased $435,000, or 36.1%, from first quarter 2004. The effective tax rate as a percentage of pre-tax income was 17.7% for the quarter ended March 31, 2005 compared to 21.2% for the quarter ended March 31, 2004. The decrease in the effective tax rate and income tax expense was due to the decrease in taxable income as a percentage of total income.

    The Company experienced solid loan growth during the first quarter ended March 31, 2005, as loans, net of unearned discount, increased $12.8 million from December 31, 2004. Asset quality improved as non-performing assets decreased $656,000, or 18.6%, to $2.9 million at March 31, 2005 when compared to $3.5 million at December 31, 2004. We believe that the Company's asset quality ratios as reported in this earnings release remain sound.

    Deposits increased $30.5 million, or 3.2%, to $971.4 million during the first quarter ended March 31, 2005. We are pleased deposits continue to grow as a result of our expanding branch network and continued market penetration.

    During the first quarter 2005, in conjunction with the $5 million stock repurchase plan approved by the Board of Directors, the Company purchased 233,550 shares of common stock at an average price of $21.40 per share. The purchase of this $5.0 million of treasury stock was the primary reason for the reduction in shareholders' equity of $6.5 million, or 6.2%, to $98.2 million at March 31, 2005 when compared to $104.7 million at December 31, 2004. Other factors decreasing shareholders' equity were changes in the market value of the available for sale securities portfolio and the payment of cash dividends, all of which are partially offset by net income.

    At March 31, 2005, assets totaled $1.66 billion compared to $1.48 billion at March 31, 2004, an increase of $185.9 million, or 12.6%. Loans, net of unearned discount, increased $42.5 million, or 7.2%, from $594.3 million at March 31, 2004, to $636.8 million at March 31, 2005. Investment and mortgage- backed securities increased $115.2 million, or 15.3%, from $751.2 million at March 31, 2004, to $866.4 million at March 31, 2005. Deposits increased $85.6 million, or 9.7%, from $885.9 million at March 31, 2004, to $971.4 million at March 31, 2005. FHLB advances increased $98.4 million, or 22.3%, from $441.8 million at March 31, 2004, to $540.3 million at March 31, 2005. Shareholders' equity totaled $98.2 million, or 5.9%, of total assets at March 31, 2005, as compared to $106.1 million, or 7.2%, of total assets at March 31, 2004, a decrease of $7.9 million or 7.4%.

    Southside Bancshares, Inc. is a $1.66 billion holding company that owns 100% of Southside Bank. The bank currently has 28 banking centers in East Texas.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor. Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the web site. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com

    Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc., (the "Company") a bank holding company, may be considered to be "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may include words such as "expect," "estimate," "project," "anticipate," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective" and similar expressions. Forward-looking statements are subject to significant risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, certain market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from forward- looking statements include, but are not limited to general economic conditions, either globally, nationally or in the State of Texas, legislation or regulatory changes which adversely affect the businesses in which the Company is engaged, adverse changes in Government Sponsored Enterprises (the "GSE's") status or financial condition impacting the GSE's guarantees or ability to pay or issue debt, economic or other disruptions caused by acts of terrorism or military actions in Iraq, Afghanistan or other areas, changes in the interest rate yield curve or interest rate environment which reduce interest margins and may impact prepayments on the mortgage-backed securities portfolio, changes effecting the leverage strategy, significant increases in competition in the banking and financial services industry, changes in consumer spending, borrowing and saving habits, technological changes, the Company's ability to increase market share and control expenses, the effect of changes in federal or state tax laws, the effect of compliance with legislation or regulatory changes, the effect of changes in accounting policies and practices and the costs and effects of unanticipated litigation.

                                                        At            At
                                                     March 31,    December 31,
                                                       2005          2004
                                                   ------------   ------------
                                                    (dollars in thousands)
                                                         (unaudited)
Selected Financial Condition Data
 (at end of period)
Total assets                                       $  1,661,951   $  1,619,643
Loans, net of unearned discount                         636,831        624,019
Allowance for loan losses                                 6,884          6,942
Mortgage-backed and related securities:
  Available for sale                                    497,740        479,475
  Held to maturity                                      239,865        241,058
Investment securities available for sale                128,778        133,535
Marketable equity securities
 available for sale                                      27,466         26,819
Deposits                                                971,437        940,986
Long-term obligations                                   335,205        351,287
Shareholders' equity                                     98,205        104,697
Nonperforming assets                                      2,867          3,523
  Nonaccrual loans                                        1,835          2,248
  Loans 90 days past due                                    306            827
  Restructured loans                                        240            193
  Other real estate owned                                    61            214
  Repossessed assets                                        425             41
Assets Quality Ratios:
Nonaccruing loans to total loans                           0.29%          0.36%
Allowance for loan losses to
 nonaccruing loans                                       375.15         308.81
Allowance for loan losses to
 nonperforming assets                                    240.11         197.05
Allowance for loan losses to total loans                   1.08           1.11
Nonperforming assets to total assets                       0.17           0.22
Net charge-offs to average loans                           0.19           0.07
Capital Ratios:
Shareholders' equity to total assets                       5.91           6.46
Average shareholders' equity to
 average total assets                                      6.34           6.98

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals net of unearned discount by category for the three months presented:

                                                            March 31,
                                                   ---------------------------
                                                       2005           2004
                                                   ------------   ------------
                                                      (dollars in thousands)
                                                            (unaudited)
Real Estate Loans:
  Construction                                     $     37,775   $     39,634
  1-4 Family Residential                                174,588        145,021
  Other                                                 145,600        140,864
Commercial Loans                                         88,260         78,196
Municipal Loans                                         108,886        100,329
Loans to Individuals                                     81,722         90,252
Total Loans                                        $    636,831   $    594,296

                                                           At or for the
                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------
                                                      (dollars in thousands)
                                                           (unaudited)
Selected Operating Data:
Total interest income                              $     18,876    $     15,945
Total interest expense                                    8,497           6,424
Net interest income                                      10,379           9,521
Provision for loan losses                                   235             225
Net interest income after provision
 for loan losses                                         10,144           9,296
Non-interest income
  Deposit services                                        3,387           3,389
  (Loss) gain on sale of securities
   available for sale                                      (216)          1,817
  Gain on sale of loans                                     370             434
  Trust income                                              329             277
  Bank owned life insurance                                 189             197
  Other                                                     698             358
    Total non-interest income                             4,757           6,472
Non-interest expense
  Salaries and employee benefits                          6,858           6,498
  Net occupancy expense                                   1,041           1,006
  Equipment expense                                         207             173
  Advertising, travel & entertainment                       546             503
  ATM expense                                               140             172
  Director fees                                             159             144
  Supplies                                                  146             145
  Professional fees                                         198             244
  Postage                                                   135             138
  Other                                                   1,125           1,044
    Total non-interest expense                           10,555          10,067
Income before federal tax expense                         4,346           5,701
Income tax expense                                          771           1,206
Net income                                         $      3,575    $      4,495
Common Share Data:
Weighted-average basic shares
 outstanding                                             11,466          11,455
Weighted-average diluted shares
 outstanding                                             12,108          12,146
Net income per common share
  Basic                                            $       0.31    $       0.39
  Diluted                                                  0.30            0.37
Book value per common share                                8.62            9.24
Cash dividend declared per common share                    0.11            0.10
Selected Performance Ratios:
Return on average assets                                   0.88%           1.26%
Return on average shareholders' equity                    13.81           17.25
Average yield on interest earning assets                   5.21            5.11
Average yield on interest bearing liabilities              2.71            2.36
Net interest spread                                        2.50            2.75
Net interest margin                                        2.98            3.17
Average interest earning assets to average
 interest bearing liabilities                            121.31          121.67
Non-interest expense to average total assets               2.58            2.81
Efficiency ratio                                          64.60           66.41

                           AVERAGE BALANCES AND YIELDS
                             (dollars in thousands)
                                   (unaudited)
                               Three Months Ended

                                                            March 31, 2005
                                               ------------------------------------------
                                                    AVG.                          AVG.
                                                  BALANCE        INTEREST        YIELD
                                               ------------   ------------   ------------
ASSETS
INTEREST EARNING ASSETS:
Loans (A) (B)                                  $    631,175   $      9,483           6.09%
Loans Held for Sale                                   4,989             58           4.71%
Securities:
Investment Securities (Taxable) (D)                  61,066            508           3.37%
Investment Securities (Tax-Exempt) (C) (D)           76,337          1,330           7.07%
Mortgage-backed Securities (D)                      743,327          8,241           4.50%
Marketable Equity Securities                         27,210            216           3.22%
Interest Earning Deposits                               562              3           2.16%
Federal Funds Sold                                    1,039              6           2.34%
Total Interest Earning Assets                     1,545,705         19,845           5.21%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks                              43,464
Bank Premises and Equipment                          30,403
Other Assets                                         43,452
  Less:  Allowance for Loan Loss                     (6,975)
Total Assets                                   $  1,656,049
LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits                               $     50,629   $        109           0.87%
Time Deposits                                       330,512          2,258           2.77%
Interest Bearing Demand Deposits                    309,250          1,046           1.37%
Short-term Interest Bearing
 Liabilities                                        240,750          1,940           3.27%
Long-term Interest Bearing
 Liabilities - FHLB                                 322,413          2,860           3.60%
Long-term Debt (E)                                   20,619            284           5.51%
Total Interest Bearing Liabilities                1,274,173          8,497           2.71%
NONINTEREST BEARING LIABILITIES:
Demand Deposits                                     263,024
Other Liabilities                                    13,846
Total Liabilities                                 1,551,043
SHAREHOLDERS' EQUITY                                105,006
Total Liabilities and
Shareholders' Equity                           $  1,656,049
NET INTEREST INCOME                                           $     11,348
NET YIELD ON AVERAGE EARNING ASSETS                                                  2.98%
NET INTEREST SPREAD                                                                  2.50%

                                                            March 31, 2004
                                               ------------------------------------------
                                                    AVG.                          AVG.
                                                  BALANCE       INTEREST         YIELD
                                               ------------   ------------   ------------
ASSETS
INTEREST EARNING ASSETS:
Loans (A) (B)                                  $    590,166   $      8,988           6.13%
Loans Held for Sale                                   2,376             40           6.77%
Securities:
Investment Securities (Taxable) (D)                  48,868            230           1.89%
Investment Securities (Tax-Exempt) (C) (D)           85,513          1,485           6.98%
Mortgage-backed Securities (D)                      572,532          6,054           4.25%
Marketable Equity Securities                         23,671            106           1.80%
Interest Earning Deposits                               535              1           0.75%
Federal Funds Sold                                    9,265             21           0.91%
Total Interest Earning Assets                     1,332,926         16,925           5.11%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks                              38,993
Bank Premises and Equipment                          30,565
Other Assets                                         42,833
  Less:  Allowance for Loan Loss                     (6,371)
Total Assets                                   $  1,438,946
LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits                               $     46,352   $         46           0.40%
Time Deposits                                       321,037          1,985           2.49%
Interest Bearing Demand Deposits                    281,777            351           0.50%
Short-term Interest Bearing
 Liabilities                                        165,671          1,545           3.75%
Long-term Interest Bearing
 Liabilities - FHLB                                 260,033          2,283           3.53%
Long-term Debt (E)                                   20,619            214           4.10%
Total Interest Bearing Liabilities                1,095,489          6,424           2.36%
NONINTEREST BEARING LIABILITIES:
Demand Deposits                                     229,096
Other Liabilities                                     9,564
Total Liabilities                                 1,334,149
SHAREHOLDERS' EQUITY                                104,797
Total Liabilities and
Shareholders' Equity                           $  1,438,946
NET INTEREST INCOME                                           $     10,501
NET YIELD ON AVERAGE EARNING ASSETS                                                  3.17%
NET INTEREST SPREAD                                                                  2.75%

     (A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.

     (B) Interest income includes taxable-equivalent adjustments of $552 and $525 for the quarter ended March 31, 2005 and 2004.

     (C) Interest income includes taxable-equivalent adjustments of $417 and $455 for the quarter ended March 31, 2005 and 2004.

     (D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

     (E) Southside Statutory Trust III

     Note: As of March 31, 2005 and 2004, loans totaling $1,835 and $1,301, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

SOURCE  Southside Bancshares, Inc.
    -0-                             04/21/2005
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /

    /Web site:  http://www.southside.com
                http://www.southside.com/investor /